Exhibit 99.1
COVANTA DECLARES SPECIAL CASH DIVIDEND, INCREASES BUYBACK
AUTHORIZATION AND REAFFIRMS GUIDANCE
Dividend Set at $1.50 per Share; Buyback Authorization at $150 Million

FAIRFIELD, N.J., June 17, 2010 — Covanta Holding Corporation (NYSE: CVA) (“Covanta” or the “Company”) today announced that its Board of Directors has declared a special cash dividend and increased the Company’s authorization to repurchase shares of its outstanding common stock.
The special cash dividend in the amount of $1.50 per share will be payable on July 20, 2010 to stockholders of record as of the close of business on July 12, 2010. The total dividend payout is expected to be approximately $230 million based on the number of shares of common stock currently outstanding and will be satisfied using cash on hand and, if needed, cash available under the Company’s undrawn revolving credit facility.
“We are pleased to announce this special dividend for the immediate benefit of our shareholders,” said Anthony Orlando, President and Chief Executive Officer of Covanta Holding Corporation. “Returning capital to shareholders now, while simultaneously pursuing our promising pipeline of Energy-from-Waste development opportunities, reflects the strength of our balance sheet and the predictability of our business. Furthermore, the increased share buyback authorization enables us to act opportunistically as an additional means of creating value for our shareholders consistent with our commitment to efficiently allocate capital.”
The buyback authorization enables the Company to opportunistically repurchase outstanding shares of its Common Stock at an aggregate cost not to exceed $150 million. If the Company were to effect any such repurchases, it would expect to use cash on hand. The repurchases may employ a variety of methods including open market purchases, privately negotiated transactions, block trades or otherwise, or any combination of methods. The amount and timing of any repurchases will be determined based on an evaluation of a variety of factors at the time of any repurchases. The share buyback program does not obligate the Company to acquire any specific number of shares in any period, and may be modified, suspended or discontinued at any time without notice to shareholders.
2010 Guidance
The Company is reaffirming guidance for 2010 for the following key metrics:
•	Free Cash Flow in the range of $300 million to $340 million;

•	Adjusted EBITDA in the range of $520 million to $560 million; and

•	Diluted earnings per share in the range of $0.55 to $0.75.

Conference Call Information
Covanta’s Chairman of the Board, Samuel Zell, and its President and CEO, Anthony Orlando, will host a conference call at 10:00 am (Eastern) on Monday June 21, 2010 to discuss today’s announcement and answer related questions. To participate, please dial 877-806-3982 approximately 10 minutes prior to the scheduled start of the call. If you are calling from outside of the United States, please dial 702-928-7062. Please utilize pass code 82401017 when prompted by the conference call operator. The conference call will also be web cast live on the Investor Relations section of the Covanta website at www.covantaholding.com.
A replay of the conference call will be available from 11:30 am (Eastern) Monday June 21, 2010 through midnight (Eastern) Monday June 28, 2010. To access the replay, please dial 800-642-1687, or from outside of the United States 706-645-9291 and use the replay pass code: 82401017. The webcast will also be archived on www.covantaholding.com and can be played or downloaded as an MP3 file.
About Covanta
Covanta Holding Corporation (NYSE:CVA), is an internationally recognized owner and operator of large-scale Energy-from-Waste and renewable energy projects and a recipient of the Energy Innovator Award from the U.S. Department of Energy’s Office of Energy Efficiency and Renewable Energy. Covanta’s 45 Energy-from-Waste facilities provide communities with an environmentally sound solution to their solid waste disposal needs by using that municipal solid waste to generate clean, renewable energy. Annually, Covanta’s modern Energy-from-Waste facilities safely and securely convert approximately 20 million tons of waste into more than 9 million megawatt hours of clean renewable electricity and create 10 billion pounds of steam that are sold to a variety of industries. For more information, visit www.covantaholding.com.
Cautionary Note Regarding Forward-Looking Statements
Certain statements in this press release may constitute “forward-looking” statements as defined in Section 27A of the Securities Act of 1933 (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), the Private Securities Litigation Reform Act of 1995 (the “PSLRA”) or in releases made by the Securities and Exchange Commission (“SEC”), all as may be amended from time to time. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of Covanta and its subsidiaries, or general industry or broader economic performance in global markets in which Covanta operates or competes, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements that are not historical fact are forward-looking statements. Forward-looking statements can be identified by, among other things, the use of forward-looking language, such as the words “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “may,” “will,” “would,” “could,” “should,” “seeks,” or “scheduled to,” or other similar words, or the negative of these terms or other variations of these terms or comparable language, or by discussion of strategy or intentions. These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the “safe harbor” provisions of such laws. Covanta cautions investors that any forward-looking statements made by Covanta are not guarantees or indicative of future performance.

Important assumptions and other important factors that could cause actual results to differ materially from those forward-looking statements with respect to Covanta, include, but are not limited to, the risk that Covanta may not successfully close its announced or planned acquisitions or projects in development and those factors, risks and uncertainties that are described in periodic securities filings by Covanta with the SEC. Although Covanta believes that its plans, intentions and expectations reflected in or suggested by such forward-looking statements are reasonable, actual results could differ materially from a projection or assumption in any forward-looking statements. Covanta’s future financial condition and results of operations, as well as any forward-looking statements, are subject to change and inherent risks and uncertainties. The forward-looking statements contained in this press release are made only as of the date hereof and Covanta does not have or undertake any obligation to update or revise any forward-looking statements whether as a result of new information, subsequent events or otherwise, unless otherwise required by law.
Contacts
Marisa F. Jacobs, Esq.
Vice President, Investor Relations and Corporate Communications
1-973-882-4196
James Regan
Corporate Communications and Media Relations Associate
1-973-882-7152